UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2010

Weststar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification
of incorporation)		number)

79 Woodfin Place, Asheville, NC 28801-2426
(Address of principal executive offices)

Registrant’s telephone number, including area code (828) 252-1735

Not Applicable
(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

(b)           Retirement of Named Executive Officer

On June 30, 2010, G. Gordon Greenwood, President and Chief Executive Officer of Weststar Financial Services Corporation and Bank of Asheville retired after ten years of service.  Mr. Greenwood also retired from the Board of Directors of Weststar Financial Services Corporation and Bank of Asheville effective June 30, 2010.

(c )           Appointment of Interim Executive Officer

Effective July 1, 2010, the Board of Directors (the “Board”) of Weststar Financial Services Corporation (the “Company”) and its banking subsidiary, Bank of Asheville (the “Bank”) named Randall C. Hall, Interim President and Chief Executive Officer of both the Company and the Bank.  Mr. Hall will also continue to serve as Chief Financial Officer of the Company and the Bank.  Mr. Hall, age 45, has been with the Bank since its founding in 1997 as its Executive Vice President and Chief Financial Officer.  Mr. Hall was previously employed by Bank of Granite from 1988 to 1997 where he served as Vice President and Chief Financial Officer and Secretary/Treasurer.

A news release announcing G. Gordon Greenwood’s retirement and Randall C. Hall’s interim appointment was issued on July 1, 2010 and a copy of that announcement is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ Randall C. Hall______________________
Randall C. Hall
Interim President and Chief Executive Officer

Dated:    July 2, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated July 1, 2010